Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of Wells Fargo Funds Trust:


In planning and performing our audits of the financial statements of the Wells Fargo Advantage C&B Large Cap Value Fund,

Wells Fargo Advantage Core Bond Fund, Wells Fargo

Advantage Diversified Equity Fund, Wells Fargo

Advantage Emerging Growth

Fund, Wells Fargo Advantage Growth Balanced Fund,

Wells Fargo Advantage Index Fund, Wells Fargo Advantage International

Value Fund, Wells Fargo Advantage Moderate Balanced Fund, Wells Fargo

Advantage Real Return Fund, Wells Fargo Advantage

Small Company Growth Fund, Wells Fargo Advantage Small Company Value Fund,

Wells Fargo Advantage WealthBuilder Conservative

Allocation Portfolio, Wells Fargo Advantage WealthBuilder Equity Portfolio,

Wells Fargo Advantage WealthBuilder Growth

Allocation Portfolio, Wells Fargo Advantage WealthBuilder Growth Balanced

Portfolio, Wells Fargo Advantage WealthBuilder

Moderate Balanced Portfolio, and Wells Fargo Advantage WealthBuilder

Tactical Equity Portfolio (collectively the Funds),

seventeen of the funds comprising the Wells Fargo Funds Trust,

as of and for the year ended May 31, 2015, in accordance

with the standards of the Public Company Accounting Oversight Board

(United States), we considered the Funds internal

control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing

procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of

Form NSAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over

financial reporting.  Accordingly, we express no such opinion.


The management of the Funds is responsible for establishing and maintaining effective internal control over financial

reporting.  In fulfilling this responsibility, estimates and judgments by management are required to assess the expected

benefits and related costs of controls.  A Funds internal control over financial reporting is a process designed to provide

reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for

external purposes in accordance with generally accepted accounting principles.  A Funds internal control over financial

reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail,

accurately and fairly reflect the transactions and dispositions of the assets of the fund (2) provide reasonable assurance

that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally

accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with

authorizations of management and directors of the fund and (3) provide reasonable assurance regarding prevention or

timely detection of unauthorized acquisition, use, or disposition of the funds assets that could have a material

effect on the financial statements.


Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.

Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become

inadequate because of changes in conditions, or that the degree of compliance with policies or procedures may deteriorate.


A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow

management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements

on a timely basis.  A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial

reporting, such that there is a reasonable possibility that a material misstatement

of the Funds annual or interim financial

statements will not be prevented or detected on a timely basis.


Our consideration of the Funds internal control over financial reporting was for the

limited purpose described in the first

paragraph and would not necessarily disclose all deficiencies in internal control that

might be material weaknesses under

standards established by the Public Company Accounting Oversight

Board (United States).

However, we noted no deficiencies

in the Funds internal control over financial reporting and its operations, including controls

over safeguarding securities

that we consider to be a material weakness as defined

above as of May 31, 2015.


This report is intended solely for the information and

use of management and the

Board of Trustees of Wells Fargo Funds

Trust and the Securities and Exchange Commission

and is not intended to be and

should not be used by anyone other than

these specified parties.

/s/ KPMG LLP

Boston, Massachusetts
July 27, 2015